UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2005
Date of Report (Date of earliest event reported)

GLOBAL-WIDE PUBLICATION LTD.
(Exact name of registrant as specified in its charter)

NEVADA	333-110680	76-0742386
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

422 Larkfield Center, Suite 310,
Santa Rosa, CA	95403
(Address of principal executive offices)	(Zip Code)

(707) 575-4027
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 15, 2005, Global-Wide Publication Ltd. (the "Company") entered into an agreement to acquire 100% of the membership units of ViaSpace Technologies LLC ("VST") for 226,800,000 shares of Common Stock of the Company.

The description contained in this Item 1.01 of the terms and conditions of the Agreement and Plan of Merger is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger, a copy of which is attached to this Report as Exhibit 1.1.

On June 15, 2005, the Company, VST, and SNK Capital Trust (“SNK”) entered into a Stock Option Agreement granting and option to purchase up to 36,000,000 shares of Common Stock of the Company for $0.28 per share.

The description contained in this Item 1.01 of the terms and conditions of the Stock Option Agreement is qualified in its entirety by reference to the full text of the Stock Option Agreement, a copy of which is attached to this Report as Exhibit 1.2.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

1.1	Agreement and Plan of Merger Among ViaSpace Technologies LLC, Robert Hoegler and Global-Wide Publication Ltd.

1.2	Stock Option Agreement among Global-Wide Publication Ltd., ViaSpace Technologies, and SNK Capital Trust

99.1	Press Release issued June 16, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL-WIDE PUBLICATION LTD.

Date:	June 17, 2005
		By:	/s/ Grant Miller
Grant Miller
President and Chief Executive Officer